UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 26, 2007 (December 21, 2007)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2425 Olympic Boulevard 3rd Floor Santa Monica, California	90404

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (310) 315-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement with Ronald J. Nicolas, Jr.
Effective December 21, 2007, Ronald J. Nicolas, Jr. (48), was appointed Executive Vice President and Director of Corporate Development of Fremont General Corporation (the “Company”) and Fremont Investment & Loan, the Company’s wholly owned industrial bank (the “Bank”). Mr. Nicolas first joined the Company in 2005 as Executive Vice President and Chief Financial Officer of the Bank. In July 2007, he was appointed as the Company’s Senior Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company. Prior to joining the Bank, Mr. Nicolas was Executive Vice President and Chief Financial Officer of Aames Financial Corporation from 2001 to 2005. Prior to that he was Executive Vice President and held other officer positions at KeyBank USA.
On December 21, 2007 (the “Effective Date”), the Company entered into an Employment Agreement (the “Employment Agreement”) with Ronald J. Nicolas, Jr. (the “Executive”).
The term of the Employment Agreement is three years, and may be renewed for an additional one-year period. The base salary for Mr. Nicolas is $425,000. The Executive will be eligible to receive a bonus in such amount and in such a manner as the Company’s Board of Directors, in its discretion, determines is appropriate. Pursuant to the Employment Agreement, the Executive has been granted awards of restricted stock of the Company in the amount of 200,000 shares. Subject to acceleration of vesting as provided below and to such other terms and conditions as are set forth in the Employment Agreement, one-third of the Executive’s restricted shares shall become vested on each of the first three anniversaries of the Effective Date.
Subject to the terms and conditions as are set forth in the Employment Agreement, in the event of the Executive’s termination of employment by reason of disability, such Executive’s Employment Agreement will terminate and the Executive will receive such compensation and benefits (if any) in connection with such termination consistent with the terms of any applicable disability plan or program of the Company or federal or state disability or leave laws. In the event of an Executive’s death, the Bank shall pay to such Executive’s estate an amount, in cash, equal to (a) 100% of the Executive’s annual base salary at the rate in effect at the time of the Executive’s death, and (b) 100% of the average annual bonus paid to the Executive during the last three fiscal years (or such shorter period if applicable).
In the event that an Executive’s employment is terminated by the Company at any time for “cause” (as defined in such Executive’s Employment Agreement), or an Executive terminates his or her employment other than for “good reason” (as defined in such Executive’s Employment Agreement), the Company shall pay to such Executive the amount of the Executive’s accrued but unpaid base salary and any unreimbursed reasonable expenses incurred in the performance of the Executive’s duties (collectively, the “Accrued Obligations”).
If prior to the first anniversary of the Effective Date, the Bank consummates a “qualifying sale” (as defined in the respective Employment Agreement), then the restricted stock grants described above shall vest in full upon the consummation of the qualifying sale transaction. If following the consummation of a qualifying sale and prior to the first anniversary of the Effective Date, an Executive’s employment is terminated by the Company other than on account of his death, disability or for Cause, or an Executive provides written notice of his or her intent to terminate his or her employment, for any reason, upon ninety days prior written notice, then the Bank shall make the following payments and benefits available to such Executive following his or her termination of employment: (a) the Accrued Obligations, and (b) subject to the terms and conditions as are set forth in such Executive’s Employment Agreement, severance compensation equal to (i) the remaining portion of the base salary the Executive would have received had he or she worked through the first anniver-

sary of the Effective Date, or through the first fifteen months of his or her Employment Agreement, if the qualifying sale occurs in the tenth, eleventh or twelfth month of such Executive’s Employment Agreement; and (ii) continued health benefits for three years following the Executive’s termination of employment.
If an Executive’s employment is terminated by the Executive for good reason, or by the Company for any reason other than such Executive’s death, disability or for cause, the Bank (and the Company with respect to (b)(i) below) shall make the following payments and benefits available to such Executive: (a) the Accrued Obligations, and (b) subject to the terms and conditions as are set forth in such Executive’s Employment Agreement, severance compensation equal to (i) 300% of the Executive’s annual base salary at the rate in effect at the time of termination; (ii) 300% of the average annual bonus paid to the Executive during the last three fiscal years (or such shorter period if applicable); (iii) full vesting of the restricted stock grant described above; (iv) an amount equal to 300% of the sum of (A) the average aggregate fair market value, determined as of the date of grant, of all stock, phantom stock or similar awards granted during the three years prior to the Executive’s termination, and (B) the average fair value (determined as of the date of grant) of all stock option or similar awards granted to the Executive during the three years prior to the termination date (in each case disregarding the restricted stock grant described above); (v) in addition to the benefits to which the Executive is entitled under each defined contribution retirement plan of the Company (a “DC Retirement Plan”), the Company shall pay the Executive a lump sum amount, in cash, equal to the sum of (A) the amount that would have been contributed thereto by the Company on the Executive’s behalf during the three years immediately following the date of termination, and (B) the excess, if any, of (x) the Executive’s account balance under the DC Retirement Plan as of the date of termination over (y) the portion of such account balance that is nonforfeitable under the terms of the DC Retirement Plan; plus (vi) continued health benefits for three years following the Executive’s termination of employment.
Upon the occurrence of a “change in control event” (as defined in the respective Employment Agreements), all outstanding, unvested equity awards shall vest in full.
The respective Employment Agreement also contains a provision requiring the Executives not to solicit the Company’s employees, customers or clients for a period of eighteen months following their termination.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 8.01 Other Events.
On December 21, 2007, Fremont General Corporation (the “Company”) issued a press release (the “Press Release”) announcing that the Federal Deposit Insurance Corporation and the California Department of Financial Institutions did not object to the appointments of the Company’s new executive management team to the following positions at the Company’s wholly-owned industrial bank, Fremont Investment & Loan: Stephen H. Gordon (45) as Chairman and Chief Executive Officer, David S. DePillo (46) as Vice-Chairman and President; Richard A. Sanchez (50) as Executive Vice President and Chief Administrative Officer; Thea K. Stuedli (33) as Executive Vice President and Chief Financial Officer and Donald E. Royer (58) as Executive Vice President and General Counsel. These appointments were effective today.
Mr. Gordon and Mr. DePillo have also been appointed to the Bank’s Board of Directors, and have been elected Chairman and Vice-Chairman, respectively. They replace Louis J. Rampino and Wayne R. Bailey, the Bank’s former members of the Board of Directors who previously resigned.
The Press Release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
*Exhibit 10.1	Employment Agreement, dated December 21, 2007, by and between Ronald J. Nicolas, Jr., Fremont General Corporation and Fremont Investment & Loan

Exhibit 99.1	Press Release, dated December 21, 2007
*Portions of this Exhibit have been omitted pursuant to a request to the Securities and Exchange Commission for confidential treatment. The information has been filed separately with the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: December 26, 2007	By:	/s/ David S. DePillo
		Name:	David S. DePillo
		Title:	Vice Chairman and President

EXHIBIT INDEX

Exhibit
Number	Description
*Exhibit 10.1	Employment Agreement, dated December 21, 2007, by and between Ronald J. Nicolas, Jr., Fremont General Corporation and Fremont Investment & Loan

Exhibit 99.1	Press Release, dated December 21, 2007
*Portions of this Exhibit have been omitted pursuant to a request to the Securities and Exchange Commission for confidential treatment. The information has been filed separately with the Commission.